Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact for PharmAthene, Inc.:	Contact for Altimmune, Inc.:
Melody A. Carey	Bill Enright
Investor Relations	President and Chief Executive Officer
917-322-2571	240-654-1450
mcarey@rxir.com	enright@altimmune.com

PharmAthene and Altimmune Announce Merger to Create Immunotherapeutics Company Targeting Infectious Diseases

Annapolis, MD and Gaithersburg, MD, January 19, 2017 -- PharmAthene, Inc. (NYSE MKT: PIP) and Altimmune, Inc., a privately-held immunotherapeutics company targeting infectious diseases, announced today the signing of a definitive agreement for the merger of PharmAthene and Altimmune in an all-stock transaction. Altimmune’s current investors include Novartis Venture Fund, HealthCap, Truffle Capital and Redmont Capital. The combined company will be a fully-integrated and diversified immunotherapeutics company with four clinical stage and one preclinical stage programs. The proposed transaction does not affect PharmAthene’s previously announced special one-time cash dividend of $2.91 per share of common stock.

“A merger with Altimmune is an ideal strategic match. It fulfills our stated goal of continuing to build value for PharmAthene shareholders after we distribute the SIGA litigation proceeds on February 3,” commented John M. Gill, President and Chief Executive Officer of PharmAthene. “By combining forces, we will diversify our portfolio into attractive commercial product opportunities and leverage our capabilities for developing next generation anthrax vaccines.”

Bill Enright, President and Chief Executive Officer of Altimmune, added, “The merger allows Altimmune to leverage PharmAthene’s existing U.S. public company infrastructure, providing access to the capital markets, which is essential to the continued development of immunotherapeutics clinical programs including NasoVAX, NasoShield and HepTCell that leverage Altimmune’s proprietary platform technologies.”

Details of Proposed Merger

The merger has been unanimously approved by both Boards of Directors and is subject to the approval of PharmAthene and Altimmune shareholders, and other customary closing conditions. Under the terms of the merger, Altimmune will become a wholly-owned subsidiary of PharmAthene in an all-stock transaction. PharmAthene will issue shares of common stock to Altimmune shareholders such that Altimmune equity holders will own 58.2% of the fully-diluted equity of the combined company. The combined company, which will operate as a public company under the name Altimmune, is expected to trade on the NYSE MKT under the ticker symbol ALT.

Bill Enright, Chief Executive Officer of Altimmune, and Elizabeth Czerepak, Chief Financial Officer and Executive Vice President of Corporate Development of Altimmune, will serve in their respective positions for the combined company. The new Board of Directors will be initially comprised of three PharmAthene directors and four Altimmune directors. The combined company’s headquarters will be located in Gaithersburg, MD. At closing the combined company is expected to have approximately $20 million in cash and cash commitments.

Clinical Stage Product Pipeline

The combined company’s clinical stage product candidates following the merger will include:

•	NasoVAX: an intranasal, single dose, state-of-the-art recombinant influenza vaccine that in preclinical studies demonstrated early universal activity. Phase 2 is expected to commence during mid-2017 with initial data expected in 4Q17.
•	HepTcell: a first-in-class immunotherapeutics for chronic hepatitis B with the potential to offer a functional cure. Phase 1 is ongoing with data expected 4Q17.
•	SparVax-L: a next generation lyophilized anthrax vaccine (NIAID funded) that may be stored at room temperature and provides extended shelf life. A Phase 2 bridging study is anticipated to begin during the second half of 2017 with data anticipated during 2018.
•	NasoShield: an intranasal, single dose, first-in-class anthrax vaccine (BARDA funded) that based on preclinical studies may offer protection within a few weeks of administration. A Phase 1 trial is expected to begin during the second half of 2017 with data anticipated during the first half of 2018.

Preclinical Product Pipeline

•	In addition to the clinical stage product candidates, the combined company has one preclinical program, Oncosyn, driven by Altimmune’s proprietary Densigen synthetic peptide technology investigating the utility of this platform in immuno-oncology indications.

Piper Jaffray & Co. has acted as an advisor on the transaction to Altimmune.

Important Additional Information about Proposed Merger

This communication is being made in respect of the proposed merger involving PharmAthene, Inc. and Altimmune, Inc. PharmAthene will file with the Securities and Exchange Commission, or SEC, a current report on Form 8-K, which will include the merger agreement and related documents. In addition, PharmAthene intends to file a registration statement on Form S-4 with the SEC, which will contain a joint proxy statement/prospectus and other relevant materials, and plans to file with the SEC other documents regarding the proposed transaction. The final joint proxy statement/prospectus will be sent to the stockholders of PharmAthene and Altimmune. The joint proxy statement/prospectus will contain information about PharmAthene, Altimmune, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER AND RELATED MATTERS. In addition to receiving the joint proxy statement/prospectus and proxy card by mail, stockholders will also be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about PharmAthene, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, by directing a written request to: PharmAthene, Inc., One Park Place, Suite 450, Annapolis, Maryland 21401, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in Solicitation

PharmAthene and its executive officers and directors may be deemed to be participants in the solicitation of proxies from PharmAthene’s stockholders with respect to the matters relating to the proposed merger. Altimmune and its officers and directors may also be deemed a participant in such solicitation. Information regarding PharmAthene’s executive officers and directors is available in PharmAthene’s proxy statement on Schedule 14A, filed with the SEC on April 29, 2016. Information regarding any interest that PharmAthene, Altimmune or any of the executive officers or directors of PharmAthene or Altimmune may have in the transaction with Altimmune will be set forth in the joint proxy statement/prospectus that PharmAthene intends to file with the SEC in connection with its stockholder vote on matters relating to the proposed merger. Stockholders will be able to obtain this information by reading the joint proxy statement/prospectus when it becomes available.

About PharmAthene, Inc.

PharmAthene is engaged in the development of a next generation anthrax vaccine that is intended to improve protection and safety while having favorable dosage and storage requirements compared to other anthrax vaccines.

About Altimmune, Inc.

Altimmune is a clinical stage immunotherapeutics company focused on the development of products to stimulate robust and durable immune responses for the prevention and treatment of disease. The company has two proprietary platform technologies, RespirVec and Densigen, each of which has been shown to activate the immune system in distinctly different ways than traditional vaccines.

PharmAthene Forward-Looking Statement Disclosure

Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters, including without limitation, the potential closing date of the transaction, the amount of PharmAthene's net cash at closing, the prospects for commercializing or selling any products or drug candidates, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to PharmAthene, Altimmune or the management of either company, before or after the aforementioned merger, may identify forward-looking statements. PharmAthene and Altimmune caution that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by PharmAthene or Altimmune to secure and maintain relationships with collaborators; risks relating to clinical trials; risks relating to the commercialization, if any, of PharmAthene's or Altimmune's proposed product candidates (such as marketing, regulatory, product liability, supply, competition, and other risks); dependence on the efforts of third parties; dependence on intellectual property; and risks that PharmAthene or Altimmune may lack the financial resources and access to capital to fund proposed operations. Further information on the factors and risks that could affect PharmAthene's business, financial conditions and results of operations are contained in PharmAthene's filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

Other risks and uncertainties are more fully described in PharmAthene's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC, and in other filings that PharmAthene makes and will make with the SEC in connection with the proposed transactions, including the Joint Proxy Statement/Prospectus described above under “Important Additional Information about Proposed Merger.” Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made herein speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

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